UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2021

BROOKLYN IMMUNOTHERAPEUTICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

140 58th Street, Building A, Suite 2100
Brooklyn, New York	11220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 582-1199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.005 par value per share	BTX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934:

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Merger

On March 25, 2021, our wholly owned subsidiary BIT Merger Sub, Inc. merged with and into Brooklyn ImmunoTherapeutics LLC, or Brooklyn LLC, with Brooklyn LLC surviving as our wholly owned subsidiary. This transaction, which we refer to as the Merger, was completed in accordance with the terms of an agreement and plan of merger and reorganization dated August 12, 2020, or the Merger Agreement, among our company, BIT Merger Sub, Inc. and Brooklyn LLC. Following the completion of the Merger and the transaction described under “—Asset Sale” below, our business consists of the business conducted by our subsidiary Brooklyn LLC, which is a clinical‑stage biopharmaceutical company focused on exploring the role that cytokine-based therapy can have on the immune system.

In accordance with the Merger Agreement, on March 25, 2021 we amended our restated certificate of incorporation in order to effect:

•
prior to the Merger, (a) a reverse stock split of our common stock, par value $0.005 per share, or Common Stock, at a ratio of one-for-two, which we refer to as the Reverse Split, and (b) an increase in the number of authorized shares of Common Stock from 15,000,000 to 100,000,000, which we refer to as the Authorized Share Increase; and

•	following the Merger, a change in our corporate name from “NTN Buzztime, Inc.” to “Brooklyn ImmunoTherapeutics, Inc.,” which we refer to as the Name Change.

Under the terms of the Merger Agreement, at the effective time of the Merger the members of Brooklyn LLC exchanged all of their equity interests in Brooklyn LLC for an aggregate of 39,999,760 shares of Common Stock, of which 1,067,879 shares were issued as compensation to Maxim Group LLC for its services as financial adviser to Brooklyn LLC in connection with the Merger. The terms of the exchange of Brooklyn LLC equity interests for Common Stock were determined through our arm’s-length negotiations with Brooklyn LLC in connection with the negotiation of the Merger Agreement.

Immediately after the Merger, there were outstanding:

•
approximately 41,514,166 shares of Common Stock, subject to rounding down fractional shares as the result of the Reverse Split, of which 96.35% were held by the former members of Brooklyn LLC and Maxim Group LLC, as the result of its compensation in connection with the Merger, and 3.65% were held by holders of Common Stock as of immediately prior to the Merger;

•
156,112 shares of our Series A 10% convertible preferred stock, which were convertible into approximately 42,035 shares of Common Stock and which continued to be owned by their holders as of immediately before the Merger; and

•	stock options to purchase an aggregate of 13,020 shares of Common Stock.

The offering and sale of the shares of Common Stock issued to the former members of Brooklyn LLC were registered with the Securities and Exchange Commission on a registration statement on Form S-4 (Reg. No. 333‑249249), as amended, or the Registration Statement.

The Common Stock is listed on the NYSE American. Common Stock traded on the NYSE American under the ticker symbol “NTN” through the close of business on March 25, 2021, before commencing trading on the NYSE American, on a post-Reverse Split adjusted basis, under the ticker symbol “BTX” on March 26, 2021.

The foregoing summary does not purport to be a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Registration Statement and is incorporated in this report by reference.

Asset Sale

On March 26, 2021, we sold our rights, title and interest in and to the assets relating to the business we operated prior to the Merger, which we operated under our former name “NTN Buzztime, Inc.,” to eGames.com Holdings LLC, or eGames.com, in exchange for eGames.com’s payment of a purchase price of $2.0 million and assumption of specified liabilities relating to our pre-Merger business. This transaction, which we refer to as the Asset Sale, was completed in accordance with the terms of an asset purchase agreement dated September 18, 2020, as amended, or the Asset Purchase Agreement, between our company and eGames.com.

Following our entering into the Asset Purchase Agreement, we raised a total of $1.7 million by issuing to Fertilemind Management, LLC, an affiliate of eGames.com, three unsecured promissory notes: a note in the principal amount of $1.0 million issued as of September 18, 2020; a note in the principal amount of $0.5 million issued as of December 1, 2020; and a note in the principal amount of $0.2 million issued on January 12, 2021. All of these notes were cancelled as of the closing of the Asset Sale in partial satisfaction of the purchase price of $2.0 million payable by eGames.com under the Asset Purchase Agreement.

Following our acquisition of Brooklyn LLC as a result of the Merger, the assets sold in the Asset Sale did not constitute all or substantially all of our assets, and, as a result, the completion of the Asset Sale did not require stockholder approval under Delaware corporate law.

The foregoing summary does not purport to be a complete description of the Asset Purchase Agreement and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, including the amendments thereto, which are filed as Exhibits 2.4(a), (b) and (c) to the Registration Statement and are incorporated in this report by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

At a special meeting held on March 15, 2021, our stockholders approved, among other proposals, amendments to our restated certificate of incorporation to effect the Reverse Stock Split and the Authorized Share Increase.

Reverse Split

On March 25, 2021, we filed an amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Reverse Split, which resulted in a reverse stock split of Common Stock at a ratio of one-for-two prior to the Merger. The Common Stock began trading on a Reverse Split-adjusted basis as of the opening of trading on the NYSE American on March 26, 2021.

As a result of the Reverse Split, the number of issued and outstanding shares of Common Stock immediately prior to the Reverse Split was reduced into a smaller number of shares, such that every two shares of Common Stock held by a stockholder immediately prior to the Reverse Split were combined and reclassified into one share of Common Stock after the Reverse Split. No fractional shares were issued in connection with the Reverse Split. In accordance with the amendment to our restated certificate of incorporation, each stockholder who would otherwise have been entitled to a fraction of a share of Common Stock upon the consummation of the Reverse Split (after aggregating all fractions of a share to which such stockholder would otherwise be entitled) was, in lieu thereof, entitled to receive a cash payment in an amount equal to the fraction to which the stockholder would otherwise have been entitled multiplied by $4.75, the closing price of the Common Stock on the NYSE American on March 26, 2021, the date immediately following the effective time of the Reverse Split.

Immediately after the Merger, there were outstanding approximately 41,514,166 shares of Common Stock, subject to rounding down fractional shares as the result of the Reverse Split.

Authorized Share Increase

On March 25, 2021, we filed an amendment to our restated certificate of incorporation with the Secretary of State of the State of Delaware to effect the Authorized Share Increase, which increased the aggregate number of authorized shares of Common Stock from 15,000,000 to 100,000,000 prior to the Merger.

Item 5.01.	Changes in Control of Registrant.

The information set forth in Item 2.01 of this report is incorporated by reference into this Item 5.01.

Pursuant to the terms of the Merger Agreement:

•	the size of our board of directors, or the Board, was increased from four to five directors;
•
on March 25, 2021, the Board appointed as directors, effective as of immediately after the Merger, the following designees of Brooklyn LLC: Charles Cherington, George P. Denny III, Luba Greenwood, Yiannis Monovoukas and Nicholas J. Singer; and

•
each of Michael Gottlieb, Susan Miller, Richard Simtob and Allen Wolff, who constituted all of our directors prior to the Merger, resigned from the Board effective as of immediately prior to the Merger on March 25, 2021.

The following table sets forth information known to us regarding the beneficial ownership of Common Stock and of Series A Preferred Stock, as of March 30, 2021, after giving effect to the Merger, by:

•	each person known to us to be the beneficial owner of more than five percent of the then-outstanding shares of Common Stock;
•	each director and executive officer; and
•	all directors and executive officers as a group.

Beneficial ownership of shares of Common Stock and of Series A Preferred Stock is determined under the rules of the Securities and Exchange Commission. Under these rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares that the person has the right to acquire by May 29, 2021 (sixty days after March 30, 2021) through the exercise or conversion of a security or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such power with a family member, with respect to the shares set forth in the following table. The inclusion in this table of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares for any other purpose. The address for each director and executive officer is c/o Brooklyn ImmunoTherapeutics, Inc., 140 58th Street, Building A, Suite 2100, Brooklyn, NY 11220. With respect to our 5% stockholders, the table below does not present their ownership of our Series A Preferred Stock due to its non-voting status.

	Common Stock		Series A Preferred Stock		% of Total Voting Power(1)
Beneficial Owner	Shares	%	Shares	%
Directors and Executive Officers
Charles Cherington(2)	6,313,297	15.2	71,306	45.7	15.2
George P. Denny III(3)(4)	4,907,993	11.8	71,306	45.7	11.8
Nicholas Singer(5)	3,791,983	9.1	---	---	9.1
Yiannis Monovoukas(6)	1,681,359	4.1	---	---	4.1
Ronald Guido	102,112	*	---	---	*
Lynn Sadowski Mason	94,333	*	---	---	*
Luba Greenwood	50,032	*	---	---	*
All executive officers and directors as a group (7 persons)	16,941,109	40.7	142,612	91.4	40.7
Additional 5% Stockholder
John Halpern(7) 346 Seabreeze Avenue Palm Beach, FL 33480	4,776,214	11.5%

*	Less than 1%.
(1)	Percentage of total voting power with respect to all shares of Common Stock and securities convertible into Common Stock, voting as a single class.
(2)	Includes shares of Series A Preferred Stock convertible into 19,196 shares of Common Stock as of March 30, 2021.
(3)
Includes 4,850,117 shares held by Denny Family Partners II, LLC and 34,586 shares held by George P. Denny Trust. Mr. Denny disclaims beneficial ownership of the shares held by Denny Family Partners II, LLC except to the extent of his pecuniary interest therein.

(4)	Includes shares of Series A Preferred Stock convertible into 19,196 shares of Common Stock as of March 30, 2021.
(5)	Consists of 1,900,452 shares held by Purchase Capital LLC and 1,891,531 shares held by Premier Trust for the benefit of Mr. Singer.
(6)	Consists of 560,453 shares held in each of three trusts for the benefit of his family members.
(7)
Consists of 2,442,323 shares held by Warren Street Legacy, LLC, 2,300,828 shares held by John D. Halpern Revocable Trust, 30,192 shares held by Halpern Family Investments and 2,871 shares held by Halpern 2017 POA Trust.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Directors

Departures

Pursuant to the terms of the Merger Agreement, each of Michael Gottlieb, Susan Miller, Richard Simtob and Allen Wolff resigned from the Board effective as of immediately prior to the Merger on March 25, 2021. None of the resignations were the result of any disagreement relating to our operations, policies or practices.

Appointments

Pursuant to the terms of the Merger Agreement, on March 25, 2021 the Board appointed as directors, effective as of immediately after the Merger, the following five designees of Brooklyn LLC: Charles Cherington, George P. Denny III, Luba Greenwood, Yiannis Monovoukas and Nicholas J. Singer. Subsequently on March 25, 2021, the Board elected Ms. Greenwood as Chair of the Board and appointed the following directors to the Board’s standing committees:

•	Audit Committee: Charles Cherington (Chair), Yiannis Monovoukas and Nicholas Singer;
•	Compensation Committee: George P. Denny III (Chair) and Yiannis Monovoukas; and
•	Nominating and Corporate Governance Committee: Charles Cherington (Chair), Luba Greenwood and Yiannis Monovoukas.

The information presented below with respect to each director sets forth, as of March 26, 2021, the director’s professional experience for at least the past five years, the director’s age, and any other directorships held by the director:

Charles Cherington has served as a member of the Board of Managers of Brooklyn LLC since October 2018. Mr. Cherington has served as a co-founder and managing partner of Ara Partners, a global private equity firm focused on industrial decarbonization investments, since May 2017. Mr. Cherington served as a co-founder and managing partner of Intervale Capital, a middle-market private equity firm focused on investments in energy and infrastructure sectors, from 2006 to 2017. Mr. Cherington served as the founder and sole partner of Cherington Capital, a private equity firm, from 2002 to 2006, and a co-founder and partner of Paratus Capital Management LLC, a venture capital firm, from 1999 to 2004. Prior to 1999, Mr. Cherington served in various positions with Lochridge & Company, Inc., a business management consulting firm, and as an investment banker for Credit Suisse First Boston. Mr. Cherington received a B.A. in History from Wesleyan University and an M.B.A. from the University of Chicago. Mr. Cherington is 57 years old.

George P. Denny III has served as a member of the Board of Managers of Brooklyn LLC since November 2018 and served as a board member of IRX Therapeutics, Inc. from 2007 until its acquisition by Brooklyn LLC in November 2018. Mr. Denny has served as manager of the companies operating as Denny Land & Cattle Company (Denny Cattle Co., LLC, Goose Valley Ranch, LLC and Tuscan & Inks Creek Ranches, LLC) a farming and ranching business, since 1986 and a partner and managing member of the companies operating as Denny Family Partners since 1997. Mr. Denny serves as: the co-founder and manager of Goose Valley Natural Foods, LLC; managing partner of Denny East-West Partnership, LP; general partner and a member of the board of directors of America's Test Kitchen LLC. Mr. Denny is also a member of the Investment Committee of Early Asset Investment Partnership. Previously, Mr. Denny served as: co-founder and partner of Halpern, Denny & Company, Inc., a private equity firm; a partner of Bain & Company, a business consulting management firm at which he headed its west coast and Japanese operations; and a managing director of Bain Holdings, an investment partnership formed by Bain & Company. He received a B.A. and M.B.A from Harvard University. Mr. Denny is 75 years old.

Luba Greenwood has been a managing partner of Binney Street Capital, LLC, the first venture capital fund formed by Dana-Farber Cancer Institute, since December 2020 and was senior advisor to the chief executive officer of Dana-Farber Cancer Institute from April 2019 to December 2020. She served as a consultant to Brooklyn LLC from October 2018 to February 2021. From February 2018 to July 2019, Ms. Greenwood served as head of strategic business development and corporate ventures for Verily Life Sciences LLC, a research subsidiary of Alphabet Inc. focused on life sciences and healthcare at which she established and led the Venture Capital Group and Business Development and Strategy teams. From 2015 to February 2018, she served with F. Hoffmann-La Roche Ltd., a multinational healthcare company, as vice president of global business development and mergers & acquisitions and as head of the Roche Diagnostics Innovation Center, East Coast, where she led mergers, acquisitions, investments, and strategic transactions. She served as: a venture partner of Colt Ventures LP, an investment firm, in 2015; vice president, business development and strategy of Axcella Health Inc., a clinical-stage biotechnology company, in 2014; senior counsel, mergers & acquisitions, corporate compliance with Pfizer Inc., a multinational pharmaceutical company, from 2011 to 2014; and an associate in the Securities Department, Controversy Department and Litigation practice group of the law firm of Wilmer Cutler Pickering Hale and Dorr LLP from 2004 to 2011. Ms. Greenwood is a director of Massachusetts Biotechnology Council (MassBio), a co-founder and director of LUCA Biologics, Inc., a women’s health and microbiome company, and a co-founder of Inysus, a company focused on pioneering ex-vivo CRISPR applications. She also serves on the Investor Review Committee for the National Cancer Institute. Ms. Greenwood received a B.A. in Biology and Economics from Brandeis University and a J.D. from the Northeastern University School of Law. Ms. Greenwood is 42 years old.

Yiannis Monovoukas has been: the founder, president and chief executive officer of Helios Cardio Inc. since September 2019; a co-founder and the managing partner of Falcon III Ventures L.P., a venture capital firm, since May 2018; a co-founder and the president and chief executive officer of AuraGen Aesthetics LLC, a company developing novel systems for autologous fat grafting. since September 2016; the founder and manager of Helios Global Investments LLC, a private equity firm, since October 2015, and co-managing partner of SpringTide Ventures Fund I L.P., a venture capital firm, since October 2018. Previously, Dr. Monovoukas served as chairman, president, and chief executive officer of TEI Biosciences Inc. and TEI Medical Inc., regenerative medicine companies that were acquired by Integra LifeSciences Corporation, and president and chief executive officer of Thermo Fibergen Inc., a developer of fiber-based composite products that was spun out of Thermo Electron Corporation (now Thermo Fisher Scientific Inc.). He has a B.S. in Chemical Engineering from Columbia University, an M.S. and a Ph.D. in Chemical Engineering from Stanford University, and an M.B.A. from Harvard University. Dr. Monovoukas is 60 years old.

Nicholas J. Singer is the founder and, since 2013, the managing member of Purchase Capital LLC, an investment firm that serves as his family office and sponsor to institutional investors and third-party family offices. He also serves as: the executive chairman of IntegriCo Composites, Inc., a manufacturer of composite industrial products; the chairman, chief executive officer and chief financial officer of OTR Acquisition Corp., a special purpose acquisition corporation; and the founder and executive chairman of United Parks LLC, a diversified amusements company. From 2007 to 2013, Mr. Singer was a co-founder and co-managing member of Standard General L.P., a registered investment advisor. Prior to that, he was: a founding partner of Cyrus Capital Partners, LP, a registered investment advisor; a principal at Och-Ziff Capital Management Group (now Sculptor Capital Management), a diversified alternative asset management firm; and an analyst in High Yield Trading and the Principal Investment Area at Goldman Sachs & Co. Mr. Singer is a Trustee of the Jorge M. Pérez Art Museum of Miami-Dade County. In 2019 Standard Amusements LLC, a portfolio company that is managed by United Parks Corp. and of which Mr. Singer is a principal, filed a petition for bankruptcy under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (Case No. 19-23061). Mr. Singer has a B.S. in Economics from the Wharton School at the University of Pennsylvania and a B.A.S. in Electrical Engineering from the School of Engineering and Applied Science at the University of Pennsylvania. Mr. Singer is 41 years old.

In connection with its search for a permanent chief executive officer of our company, the Board is seeking to identify one or more independent directors whose skills and experience would complement and diversify those of existing directors. We expect that the size of the Board will remain at five directors and that any newly appointed directors would succeed, rather than supplement, the current Board membership.

Officers

Departures

In connection with the Merger Agreement, we terminated the services of Allen Wolff, our Chief Executive Officer, and Sandra Gurrola, our Senior Vice President of Finance, effective as of the effective time of the Merger on March 25, 2021. Neither of the terminations was the result of any disagreement relating to our operations, policies or practices.

Pursuant to our employment agreement with Allen Wolff dated March 19, 2018 (as amended in September 2019, January 2020, March 2020 and September 2020), upon his termination Mr. Wolff became entitled, subject to his execution and nonrevocation of a general release of claims, to receive certain severance benefits, including:

•	a lump sum payment in an amount equal to $ 178,750, which is equal to nine months of his base salary;
•	full acceleration of the vesting of all unvested and outstanding equity awards held by Mr. Wolff at the effective time of the Merger; and
•
reimbursement of premiums actually paid by Ms. Gurrola for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable law each month for a period of nine months.

Pursuant to our employment agreement with Sandra Gurrola dated September 17, 2010 (as amended in January 2020 and May 2020), upon her termination Ms. Gurrola became entitled, subject to her execution and nonrevocation of a general release of claims, to receive certain severance benefits, including:

•	a lump sum payment in an amount equal to $ 48,763, which is equal to two months of her base salary;
•	full acceleration of the vesting of all unvested and outstanding equity awards held by Ms. Gurrola at the effective time of the Merger; and
•
reimbursement of premiums actually paid by Ms. Gurrola for continued coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 or other applicable law each month for a period of nine months.

Appointments

On March 25, 2021 following the Merger, the Board appointed, effective immediately, Ronald Guido as Interim Chief Executive Officer and Chief Development Officer, and Lynn Sadowski Mason as Executive Vice President, Clinical Development. The information presented below with respect to each officer sets forth, as of March 26, 2021, the officer’s professional experience for at least the past five years, the officer’s age, and any directorships held by the officer:

Ronald Guido has served as the Interim Chief Executive Officer and Chief Development Officer of Brooklyn LLC since December 2020. From May 2020 to December 2020, Mr. Guido served as Brooklyn LLC’s Chief Executive Officer. He was Executive Vice-President, Regulatory Affairs and Quality for Brooklyn LLC (and its predecessor, IRX Therapeutics, Inc.) from January 2017 to December 2020. Mr. Guido has been employed in pharmaceutical development since 1980, in the areas of Preclinical Screening, Clinical Research, Regulatory Affairs, Product Development and Quality Systems. These responsibilities have included international and domestic regulatory affairs development programs encompassing drugs, devices, biologics, and nutritionals. Mr. Guido was Senior Vice-President Global Regulator and Chief Compliance Officer for Veloxis Pharmaceuticals A/S from 2015 through December 2016. Other past positions include Senior Director and Therapeutic Area Head for Cardiovascular Medicine – Worldwide Regulatory Strategy for Pfizer Inc., a multinational pharmaceutical company, as well as senior roles with the following pharmaceutical companies: Retrophin Inc. (now Travere Therapeutics, Inc); VI Technologies/Precision Pharma Services; Whitehall-Robins Healthcare, Inc.; Fresenius Pharma (USA) Inc.; and Wyeth-Ayerst Laboratories, Inc. Mr. Guido is currently a lecturer in Biology in The Masters of Biotechnology Program at Columbia University. Mr. Guido has an M.S. in Technical Communications from Polytechnic University and an M.S. in Pharmaceutical Medicine from Hibernia College. He is 62 years old.

Lynn Sadowski Mason has served as the Executive Vice President, Clinical Operations of Brooklyn LLC since December 2019, and was employed by Brooklyn LLC (and its predecessor, IRX Therapeutics, Inc.) in the capacities of Vice President, Clinical Operations from November 2018 to December 2019 and Senior Director, Clinical Operations from June 2017 to November 2018. Ms. Sadowski Mason was employed at Bristol-Myers Squibb Company from 2005 through May 2017, most recently as Director, Global Clinical Operations and Strategy. Previously, Ms. Sadowski Mason worked for Sention, Inc., a pharmaceutical development company, and Boston Biostatistics (now Averion Inc.), a clinical research organization, in various clinical research positions. Ms. Sadowski Mason received her B.S. in Biology and Pre-Medicine from Indiana University and her M.S. in Regulatory Affairs at the Massachusetts College of Pharmacy and Health Sciences. She is 42 years old.

Brooklyn LLC entered into letter agreements on October 30, 2018 with each of Ronald Guido and Lynn Sadowski Mason in connection with their employment. On March 30, 2021, we entered into agreements with Mr. Guido and Ms. Sadowski Mason under which we assumed the obligations of Brooklyn LLC under their respective letter agreements:

Pursuant to his letter agreement (as assumed by us), Mr. Guido is to earn a salary of $275,000 (currently $300,000) per annum with reasonable annual increases at the discretion of the Board and is eligible for an annual performance bonus targeted at 25% of his annual compensation rate, subject to assessment by the Board.

Pursuant to her letter agreement, as amended on March 12, 2020 (and as assumed by us), Ms. Sadowski Mason is to earn a salary of $250,000 (currently $300,000) per annum with reasonable annual increases at the discretion of the Board and is eligible for an annual performance bonus targeted at 25% of his annual compensation rate, subject to assessment by the Board.

We anticipate hiring additional executive officers as we expand our business activities, including a permanent Chief Executive Officer and a permanent Chief Financial Officer. We also expect to develop a more permanent compensation scheme for each of our executive offices that will likely include a base salary, bonus compensation based on performance, and equity grants under our 2020 Stock Incentive Plan and that will seek to establish levels of compensation comparable to those of peer companies.

The foregoing summaries do not purport to be a complete description of the letter and retention agreements with Ronald Guido and Lynn Sadowski Mason and are qualified in their entirety by reference to the full text of the those agreements, including the amendments thereto, which are filed as Exhibits 10.16(a), and Exhibits 10.17(a), (b) and (d) to the Registration Statement and are incorporated in this report by reference.

2020 Incentive Plan

On March 15, 2021, at the Special Meeting, the stockholders approved the 2020 Stock Incentive Plan, or the 2020 Plan. The general purpose of the 2020 Plan is to provide a means whereby eligible employees, officers, employee and non-employee directors, consultants and prospective employees may develop a sense of proprietorship and personal involvement in our development and financial success, and to encourage them to devote their best efforts to us, thereby advancing our interests and the interests of stockholders. The 2020 Plan became effective on March 15, 2021.

Administration. In general, the 2020 Plan will be administered by the Compensation Committee of the Board. The Compensation Committee will determine the persons to whom awards issuable under the 2020 Plan may be granted. The Compensation Committee may also establish rules and regulations for the administration of the 2020 Plan and amendments or modifications of outstanding awards. The Compensation Committee may delegate authority to officers and/or employees to grant awards and execute award agreements, subject to applicable law and the 2020 Plan.

Eligibility. Persons eligible to receive awards under the 2020 Plan are those employees, officers, directors, consultants, independent contractors and prospective employees of Brooklyn ImmunoTherapeutics, Inc. and our subsidiaries who, in the opinion of the Compensation Committee, are in a position to contribute to our success, or any person who is determined by the Compensation Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider, any entity whose financials statements are required to be consolidated ours and any other entity that the Compensation Committee determines to be our affiliate. As awards under the 2020 Plan are within the discretion of the Compensation Committee, we cannot determine how many individuals in each of the categories described above will receive awards.

Shares Subject to the 2020 Plan.

An aggregate of 3,368,804 shares of Common Stock are available for issuance in connection with awards granted under the 2020 Plan.

“Incentive stock options,” or ISOs, that are intended to meet the requirements of Section 422 of the Code may be granted under the 2020 Plan with respect to all of the shares of Common Stock authorized for issuance under the 2020 Plan.

If any option or stock appreciation right, or SAR, granted under the 2020 Plan is terminated without having been exercised in full or if any award is forfeited, the number of shares of Common Stock as to which such option, SAR or award was terminated or forfeited will be available for future grants under the 2020 Plan. Awards settled in cash will not count against the number of shares available for issuance under the 2020 Plan; however, if any award is cancelled forfeited or terminated in order to pay the exercise price of a stock option, purchase price or any taxes or tax withholdings on an award, such shares will not be available for future awards under the 2020 Plan.

The number of shares authorized for issuance under the 2020 Plan and the foregoing share limitations are subject to customary adjustments for stock splits, stock dividends or similar transactions effected after the effective time of the Merger.

Terms and Conditions of Options.

Options granted under the 2020 Plan may be either ISOs or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Compensation Committee will determine the exercise price of options granted under the 2020 Plan. The exercise price of stock options may not be less than the fair market value per share of our Common Stock on the date of grant (or 110% of fair market value in the case of ISOs granted to a ten-percent stockholder).

If on the date of grant the Common Stock is listed on a stock exchange or is quoted on an automated quotation system, the fair market value will generally be the closing sale price on the last trading day before the date of grant. If no such prices are available, the fair market value will be determined in good faith by the Compensation Committee based on the reasonable application of a reasonable valuation method. On March 26, 2021, the closing sale price of a share of Common Stock on the NYSE American was $4.75.

No option may be exercisable for more than ten years (five years in the case of an ISO granted to a ten-percent stockholder) from the date of grant. Options granted under the 2020 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant. No employee may receive ISOs that first become exercisable in any calendar year in an amount exceeding $100,000. Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of our Common Stock having a fair market value equal to the purchase price, or (c) any other methods of payment that the Committee permits in its sole and absolute discretion including a cashless exercise program.

Stock Appreciation Rights.

The Compensation Committee may grant SARs under the 2020 Plan. The Compensation Committee will determine the other terms applicable to SARs. The exercise price per share of a SAR will not be less than 100% of the fair market value of a share of our Common Stock on the date of grant, as determined by the Compensation Committee. The maximum term of any SAR granted under the 2020 Plan is ten years from the date of grant. Generally, each SAR will entitle a participant upon exercise to an amount equal to:

•	the excess of the fair market value on the exercise date of one share of our Common Stock over the exercise price, multiplied by
•	the number of shares of Common Stock covered by the SAR.

Payment may be made in shares of our Common Stock, in cash, or partly in Common Stock and partly in cash, all as determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units. The Compensation Committee may award restricted Common Stock and/or restricted stock units under the 2020 Plan. Restricted stock awards consist of shares of stock that are transferred to a participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units confer the right to receive shares of our Common Stock, cash, or a combination of shares and cash, at a future date upon or following the attainment of certain conditions specified by the Compensation Committee. The restrictions and conditions applicable to each award of restricted stock or restricted stock units may include performance-based conditions. Dividends with respect to restricted stock may be paid to the holder of the shares as and when dividends are paid to stockholders or at the time that the restricted stock vests, as determined by the Compensation Committee. Dividend equivalent amounts may be paid with respect to restricted stock units either when cash dividends are paid to stockholders or when the units vest. Unless the Compensation Committee determines otherwise, holders of restricted stock will have the right to vote the shares.

Performance Shares and Performance Units. The Compensation Committee may award performance shares and/or performance units under the 2020 Plan. Performance shares and performance units are awards, denominated in either shares or U.S. dollars, which are earned during a specified performance period subject to the attainment of performance criteria, as established by the Compensation Committee. The Compensation Committee will determine the restrictions and conditions applicable to each award of performance shares and performance units.

Other Stock-Based and Cash-Based Awards. The Compensation Committee may award other types of equity-based or cash-based awards under the 2020 Plan, including the grant or offer for sale of shares of our Common Stock that do not have vesting requirements and the right to receive one or more cash payments subject to satisfaction of such conditions as the Compensation Committee may impose.

Transferability of an Award. No Award option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the Compensation Committee may permit the holder of an option, restricted stock or other award to transfer the option, restricted stock or other award to immediate family members.

Effect of Change in Control. The Compensation Committee may, at the time of the grant of an award provide for the effect of a change in control (as defined in the 2020 Plan) on any award, including (i) making some or all of the awards immediately exercisable or vested, (ii) terminating awards provided that the participant has the right immediately before the corporate transaction to exercise any vested award, eliminating or modifying the performance or other conditions of an award, or (iii) terminating all awards and providing for the cash settlement of an award for an equivalent cash value equal to the change in control price of any vested award (net of any exercise price).

Amendment, Termination. The Board may at any time amend the 2020 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of our stockholders, the board may not (a) increase the number of shares of Common Stock available under the 2020 Plan, (b) change the group of individuals eligible to receive awards, or (c) extend the term of the 2020 Plan.

The terms and conditions of the 2020 Plan are described in the section entitled “Proposal No. 7—The Stock Plan Proposal” in Registration Statement. Our directors and executive officers are eligible to participate in the 2020 Plan. The foregoing description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Items 2.01 and 3.03 of this report with respect to the Reverse Split, the Authorized Share Increase and the Name Change is incorporated by reference into this Item 5.03.

On March 25, 2021, we further amended and restated our Amended and Restated Bylaws, as amended, solely for the purpose of reflecting the Name Change.

Item 8.01.	Other Events.

Press Release

On March 25, 2021, we issued a press release announcing the completion of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Business Description

A description of our business is included in the section titled “Brooklyn Business” beginning on page 168 of the Registration Statement, which section is incorporated herein by reference.
In late March 2021 we curtailed our BAS-104 and MHN-102 combination studies, which were two of the therapeutic studies included in our clinical pipeline, as described in the Registration Statement:

•
BAS-104 was a basket study involving 100 patients with metastatic bladder, renal, NSCLC (Non-Small Cell Lung Cancer), Melanoma, and Head and Neck Cancer being held at the Moffitt Cancer Center, using IRX-2 in conjunction with Opdivo (Nivolumab), an immunotherapy cancer treatment marketed by Bristol-Myers Squibb. Moffitt Cancer Center notified us that, based on their Medicare coverage analysis, they were unable to submit the cost of Nivolumab to Medicare or any insurer for payment or reimbursement for purposes of BAS-104. As a result, continuation of the study was contingent upon our electing to pay for the Novolumab for the remaining patients in the study. We determined to close the study to enable us to focus our resources on our most advanced clinical trials, including the ongoing INSPIRE Phase 2b study.

•
MHN-102 is a study involving 24 patients with metastatic head and neck cancer being held at the Moffitt Cancer Center, using IRX-2 in conjunction with Imfinzi (Durvalumab), a cancer treatment marketed by AstraZeneca. AstraZeneca notified us that it has decided to stop enrollment in this study following achievement of a total of 15 evaluable patients. Paired samples will be analyzed, and publication is planned.

Royalty Agreement

In anticipation of the Merger, on March 22, 2021, Brooklyn LLC entered into an Amended and Restated Royalty Agreement and Distribution Agreement, or the Royalty Agreement, with Brooklyn ImmunoTherapeutics Investors GP LLC, a Delaware limited liability company, or GP, Brooklyn ImmunoTherapeutics Investors LP, a Delaware limited partnership, or LP, and certain beneficial holders of GP and LP. Pursuant to the Royalty Agreement, among other things, we are required to pay compensatory royalties equal to 4% of net revenues of IRX-2, a cytokine‑based therapy being developed by Brooklyn LLC to treat patients with cancer, on an annual basis, of which 3% is to be paid to certain beneficial holders of LP and 1% is to be paid to certain beneficial holders of GP. The royalty continues in perpetuity. The Royalty Agreement amends and restates a royalty agreement Brooklyn entered into with GP and LP on November 6, 2018.

The Royalty Agreement specifies royalty payments to certain beneficial holders, including:
•	Charles Cherington, one of our directors and stockholders (see Items 5.01 and 5.02) has a right to receive 4.20% of the Specified Royalty;
•
entities affiliated with George P. Denny III (Denny Family Partners II, LLC, the George P. Denny Trust, and the R. Breck Denny Trust), one of our directors and stockholders (see Items 5.01 and 5.02) have a right to receive a total of 4.39% of the Specified Royalty;

•	an entity affiliated with Nicholas J. Singer (PCI BI LLC), one of our directors and stockholders (see Items 5.01 and 5.02), has a right to receive a total of 2.10% of the Specified Royalty
•
entities affiliated with Yiannis Monovoukas (The Yiannis Monovoukas Family 2013 Revocable Trust FBO Alexi Monovoukas, The Yiannis Monovoukass Family 2013 Revocable Trust FBO Aresti Monovoukas, and The Yiannis Monovoukass Family 2013 Revocable Trust FBO Christian Monovoukas), one of our directors and stockholders (see Items 5.01 and 5.02) have a right to receive a total of 1.40% of the Specified Royalty; and

•	an entity affiliated with John D. Halpern (The John D. Halpern Revocable Trust), one of our stockholders (see Item 5.01) has a right to receive 3.50% of the Specified Royalty.

The foregoing summary does not purport to be a complete description of the Royalty Agreement and is qualified in its entirety by reference to the full text of the Royalty Agreement, which was filed herewith as Exhibit 10.1 and is incorporated in this report by reference.

Risk Factors

A description of the risks facing our business is included in the section titled “Risk Factors” beginning on page 19 of Registration Statement, which section is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

We intend to file the financial statements required by Item 9.01(a) as part of an amendment to this report not later than 71 calendar days after the date this report is required to be filed.

(b)	Pro Forma Financial Information.

We intend to filed the pro forma financial information required by Item 9.01(b) as part of an amendment to this report not later than 71 calendar days after the date this report on Form 8-K is required to be filed.

(d)	Exhibits.

Exhibit		Description
3.1		Certificate of Amendment to Restated Certificate of Amendment, dated March 25, 2021 (Reverse Stock Split)

3.2		Certificate of Amendment to Restated Certificate of Amendment, dated March 25, 2021 (Authorized Share Increase)

3.3		Certificate of Amendment to Restated Certificate of Amendment, dated March 25, 2021 (Name Change)

3.4		Amended and Restated Bylaws

10.1	*	Amended and Restated Royalty Agreement and Distribution Agreement, dated as of March 22, 2021

10.2	+	Brooklyn ImmunoTherapeutics, Inc. 2020 Stock Incentive Plan

10.3	+	Assignment and Assumption of Employment Agreement dated March 30, 2021 among Brooklyn ImmunoTherapeutics LLC, Brooklyn ImmunoTherapeutics, Inc. and Ronald Guido

10.4	+	Assignment and Assumption of Employment Agreement dated March 30, 2021 among Brooklyn ImmunoTherapeutics LLC, Brooklyn ImmunoTherapeutics, Inc. and Lynn Sadowski Mason

*	Certain information redacted and replaced with “[***]”.
+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BROOKLYN IMMUNOTHERAPEUTICS, INC.

	By:	/s/ Ronald Guido
Ronald Guido
Interim Chief Executive Officer and Chief Development Officer
Dated: March 31, 2021